UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIS World, Inc.
(Name of small business issuer in our charter)

Nevada	5045	26-1707182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

70 West Madison Street, Suite 1400 First National Plaza, Chicago, IL 60602	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  312-214-3138

InCorp Services, Inc.
375 N. Stephanie St., Suite 1411
Henderson, NV 89014
(702) 866-2500
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐  Accelerated Filer ☐

Non-accelerated filer ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2] [3]
Common Stock offered by the Selling Stockholders [4]	9,513,658	$0.20	$1,902,731.60	$106.17

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(3) Calculated under Section 6(b) of the Securities Act of 1933 as .00005580 of the aggregate offering price.

(4) Represents shares of the registrant’s common stock being registered for resale that have been issued or will be issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
CIS World, Inc.

Selling shareholders are offering up to 9,513,658 shares of common stock.  The selling shareholders will offer their shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.    We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ , 2010.

TABLE OF CONTENTS

Summary Information and Risk Factors	4
Use of Proceeds	15
Determination offering Price	15
Dilution	15
Selling Shareholders	15
Plan of Distribution	17
Legal Proceedings	19
Directors, Executive Officers, Promoters, and Control Persons	19
Security Ownership of Certain Beneficial Owners and Management	21
Description of Securities	22
Interest of Named Experts	22
Disclosure of Commission Position on Indemnification for Securities Liabilities	23
Description of Business	23
Description of Property	29
Certain Relationships and Related Transactions	30
Market for Common Equity and Related Stockholder Matters	30
Executive Compensation	33
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	36
Financial Statements	F-1

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

CIS World, Inc. is a Nevada corporation formed on November 9, 2007, with registered address at 375 N. Stephanie St., Suite 1411, Henderson, NV 89014-8909.  CIS World, Inc. transacts its business in the U.S. located in the State of Illinois and has principal office at 70 West Madison Street, Suite 1400, First National Plaza, Chicago, IL 60602, and contact telephone number 312-214-3138.

On December 14, 2008, we established a wholly owned subsidiary, CIS WORLD (HK) LTD, a wholly-owned subsidiary of CIS World, Inc., is located in Hong Kong, the address: Flat C, 2F., Eastern Street, Sai Ying Pun, Hong Kong; and contact number: 0852-60522088.

Business

We selling ink printer cartridges and printer consumables Asia, Europe, North America and South America.

Our Products are:

•
Refillable Cartridge: Designed for inkjet printers as such as Epson, Canon, HP, Brother with the same printing effects as the original cartridge, the refillable cartridge can be refilled and used for many times. Thus it serves both cost-saving and environment protective function.

•
Continuous Ink Supply System: Designed for inkjet printers as Epson, Canon, Hp, Brother, CISS includes ink tanks connected with cartridges and supplies ink continuously to cartridges. Thus the users need not replace cartridges, saving cost and achieving environment protection.

From April 2008 through December 2008, we accomplished a sales amount of $244,362; and from January to June 30, 2009, we sold total of $281,747.

Our main supplier, a manufacturer of our products, Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”), which is located in Shenzhen, Guangdong, China, produces various refillable cartridges and continuous ink supply systems. On December 10, 2008, CIS World and KZX signed a 3 year contract authorized CIS World as KZX’s exclusive selling agent for the products mentioned above in Asia (China is excluded), Europe, North America, south America and in other regions as agreed.  In general, the cost plus pricing system shall be used by KZX. The prices and terms offered for CIS World shall be discussed by KZX and CIS World at the time with terms considering the international trade custom and existing market competition, so as to realize profits for both parties.  If KZX provides more favorable offers to any other distributors or manufacturers concerning the Products, KZX shall inform CIS World in written and provide more favorable terms to CIS World.

Ms. Wu Cuixian, a Director of CIS World, owns 39 percent of KZX.

The Offering

As of the date of this prospectus, we had 39,535,861 shares of common stock outstanding.

Selling shareholders are offering up to 9,513,658 shares of common stock.  The selling shareholders will offer their shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The selling shareholders cannot acquire the shares underlying these warrants until our shares are quoted on the OTC Bulletin Board and will be sold thereafter at prevailing market prices or privately negotiated prices.  We will pay all expenses of registering the securities, estimated at approximately $100,000.  We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

STATEMENT OF LOSS

			Period
			November 9,
	Six Month	Year	2007 (Date of
	Ended	Ended	Inception)
	June 30	December	Through
	2009	31,	June 30
	(unaudited)	2008	2009

Revenues:	$281,747	$244,362	$526,109
COGS:	$271,702	$234,963	$506,665
Gross Profit	$10,045	$9,399	$19,444
Operating expenses:	$11,972	$93,898	$110,996
Net Loss	$(1,921)	$(84,437)	$(91,484)

CIS World, INC.
BALANCE SHEETS

	June 30 2009	December 31	December 31
	(unaudited)	2008	2007
ASSETS	191,181	$205,510	$20,000

LIABILITIES	12,333	$24,741	$5,126

STOCKHOLDERS’ Equity	178,848	$180,769	$14,874

TOTAL LIABILITIES & EQUITY	191,181	$205,510	$20,000

Risk Factors

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

There is substantial doubt about our ability to continue as a going concern as a result of our lack of significant revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our lack of significant revenues raise substantial doubt about our ability to continue as a going concern.  Our financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Any decrease in the availability, or increase in the cost, of printer cartridges and CISS we purchase for resale could materially affect our earnings.

Our operations depend heavily on the availability of printer cartridges and CISS we resell. We purchase software and hardware from KZX and then resell it to our customers. However, if KZX is unable or unwilling to provide us with printer cartridges or CISS on terms favorable to us, we may be unable to produce certain products and services. This could result in a decrease in profit and damage to our reputation in our industry.  In the event our costs of acquiring these printer cartridges and CISS increases, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for printer cartridges and CISS could materially increase our costs and therefore lower our earnings.

The competitive pressures we face could harm our revenue, gross margin and prospects.

We encounter aggressive competition from numerous and varied competitors in the sale of our products. We may have to lower the prices of our products and services to stay competitive, while at the same time trying to maintain or improve revenue and gross margin. The markets in which we do business, printing supplies markets, are highly competitive, and we encounter aggressive price competition for all of our products from numerous companies globally. Over the past several years, price competition in the market for printing related products has been particularly intense as competitors have aggressively cut prices and lowered their product margins for these products. In addition, competitors in some of the markets in which we compete with a greater presence in lower-cost jurisdictions may be able to offer lower prices than we are able to offer. Our results of operations and financial condition may be adversely affected by these and other industry-wide pricing pressures.

Due to the international nature of our business, political or economic changes or other factors could harm our future revenue, costs and expenses and financial condition.

Our sales outside the United States make up 100% of our net revenue in emerging markets, including Asia and South America. Our future revenue, gross margin, expenses and financial condition could suffer due to a variety of international factors, including:

•
ongoing instability or changes in a country's or region's economic or political conditions, including inflation, recession, interest rate fluctuations and actual or anticipated military or political conflicts;

•	longer accounts receivable cycles and financial instability among customers;

•	trade regulations and procedures and actions affecting production, pricing and marketing of products;

•	changes in the regulatory or legal environment;

•	differing technology standards or customer requirements;

•
import, export or other business licensing requirements or requirements relating to making foreign direct investments, which could affect our ability to obtain favorable terms for components or lead to penalties or restrictions;

•	difficulties associated with repatriating cash generated or held abroad in a tax-efficient manner and changes in tax laws; and

•	fluctuations in freight costs and disruptions in the transportation and shipping infrastructure at important geographic points of exit and entry for our products and shipments.

The factors described above also could disrupt our product and component manufacturing and key suppliers located outside of the United States. For example, we rely on manufacturers in China for the production of all of our products.

Due to all of our sales being from countries outside of the United States, other currencies, particularly the Hong Kong dollars, euro, the British pound, Chinese Yuan Renminbi and the Japanese yen, can have an impact on our results (expressed in U.S. dollars). Currency variations also contribute to variations in sales of products and services in impacted jurisdictions. Accordingly, fluctuations in foreign currency rates could have a material impact on our revenue growth in future periods. In addition, currency variations can adversely affect margins on sales of our products in countries outside of the United States and margins on sales of products that include components obtained from suppliers located outside of the United States.

We depend exclusively on a third-party supplier KZX for the products we sell, and our revenue and gross margin could suffer if we fail to manage suppliers properly.

Our operations depend on our ability to anticipate our needs for products and our suppliers' ability to deliver sufficient quantities of quality products at reasonable prices in time for us to meet delivery schedules. Supplier problems that we could face include component shortages, excess supply, risks related to the terms of our contracts with suppliers, and risks related to our relationships with KZX, our single source suppliers.  Our use of a single source supplier for our could exacerbate our supplier issues. We obtain all our products from single sources due to technology, availability, price, quality or other considerations. Replacing our single source supplier could delay sales of our products as replacement suppliers initially may be subject to capacity constraints or other output limitations. Alternative sources may not exist or those alternative sources may be unable to produce the quantities of those components necessary to satisfy our production requirements. In addition, terms but that may be unilaterally modified or terminated by the supplier with limited notice and with little or no penalty. The performance of such single source suppliers under this agreement (and the renewal or extension of this agreement upon similar terms) may affect the quality, quantity and price of supplies to us. The loss of our single source supplier, the deterioration of our relationship with a single source supplier, or any unilateral modification to the contractual terms under which we are supplied components by our single source supplier could adversely affect our revenue and gross margins.

Our revenues are highly concentrated in several customers which accounts for more than 85% of our revenues, and our revenues could be reduced if these customers reduce their orders from us.

In our fiscal year ended December 31, 2008, the following customers accounted for the following amounts and percentages of our total revenues:

Name of Customers	Amount of Revenue	Percentage of Total Revenues
Hendra H	$65,027.70	27%
Hendri Wongso	$43,761.50	18%
TNY Trading Co. Ltd	$64,228.50	26%
	$173,017.70	71%

In our six months ended June 30, 2009, the following customers accounted for the following amounts and percentages of our total revenues:

Name of Customers	Amount of Revenue	Percentage of Total Revenues
Hendra H	$81,007.00	33%
Hendri Wongso	$88,807.00	36%
	$169,814	69%

We have no agreements with these customers, who purchases from us on purchase orders only.   If we cease to do business with these customers at current levels and are unable to generate additional sales with new and existing customers that purchase a similar amount of our products, our revenues and net income would decline considerably.

Risks Related to Management and Personnel

We depend heavily on key personnel, and turnover of key senior management could harm our business.
Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel, including Rui Xia Yuan, Chairman of Board of Directors; Lijun Wu, Director, President & CEO; Cuixian Wu, Director, Secretary; Honghui Wen, Director, CFO.  If we lose Rui Xia Yuan, Chairman; Lijun Wu, President and CEO, Cuixian Wu, Secretary, and Honghui Wen, CFO; or if Rui Xia Yuan, Chairman; Lijun Wu, President & CEO, Cuixian Wu, Secretary, Honghui Wen, CFO fail to perform in their current positions, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

The management team, including Rui Xia Yuan, Chairman; Lijun Wu, President and CEO; Cuixian Wu, Secretary; and Honghui Wen , CFO, is responsible for the operations and reporting of the combined company. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective, assuming that year is 2010. Enterprise CPAs, Ltd., our independent registered public accounting firm, will be required to attest to the effectiveness of our internal control over financial reporting beginning with the year ending thereafter. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. We expect that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and process on a timely basis. In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of approximately 51% of our outstanding voting securities. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Risks Related to our Operations due to Relationship with Supplier in China

Because our exclusive supplier is located in China, the following risks could affect the business of our supplier.  If these factors result in cost increases to our supplier, because our agreement with our supplier is based upon their costs, the prices of products we buy from our supplier for resale would increase.  If we are unable to increase prices to our customers in this event, our profitability would be reduced.

Changes in China’s political or economic situation could increase our suppliers costs.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance traditions and a lack of flexible currency exchange policy continue to persist. As a result of these differences, the business of our supplier could be adversely affected.

The Chinese government exerts substantial influence over the manner in which our supplier must conduct its business activities.

Only recently has China permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The central or local governments of the jurisdictions in which our supplier operates may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on its part to ensure our compliance with such regulations or interpretations.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China, which could reduce our ability to compete and our revenues.

The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States.  The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter.  China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published.  Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives.  If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected and our revenues could be reduced.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

All except one of our directors and officers are nationals or residents of China.  All or a substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult for our stockholders to effect service of process within the United States upon these persons.  In  addition,  there is  uncertainty  as to whether the courts of China would recognize or enforce  judgments of U.S. courts obtained against such officers and/or directors  predicated upon the civil liability  provisions  of the  securities  law of the United States or any state thereof, or be competent to hear original actions brought in China against such persons  predicated  upon the  securities  laws of the United States or any state thereof.  Further, China’s treaties do not provide for reciprocal recognition and enforcement of judgments of U.S. courts.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 19,027,316 shares of our common stock held by non-affiliates and 20,508,545 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

All of our shares held by non-affiliates are currently eligible for resale as they are either being registered in this offering or may be resold under Rule 144, however affiliates will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company but will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering assuming it is declared effective in the year ended December 31, 2010, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2010, including a Form 10-K for the year ending December 31, 2010, assuming this registration statement is declared effective before that date.  At or prior to December 31, 2010, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2010.  If we do not file a registration statement on Form 8-A at or prior to December 31, 2010, we will continue as a reporting company that will not be subject to the proxy rules, Section 16 ownership reporting and short swing profits provisions or other requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OFFERING PRICE

The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.  In order to assure that selling shareholders will offer their shares at $.20 per share until our shares are quoted on the OTC Bulletin Board, we will notified our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof the selling price.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering.  These selling shareholders acquired their shares by purchase exempt from registration under section 4(2) of the Securities Act of 1933 or Regulation S under the Securities Act of 1933.  We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated.  We will not receive any proceeds from the sale of the securities by the selling shareholders.  No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholder	Shares to offered by the Selling Shareholders	% owned before Offering	Amount owned after the offering, assuming all shares sold [1]	% owned after the offering, assuming all shares sold [1]	Any Transaction or Relationaship in past 3 years
CLAUDIA LEVY	10,000	0.03%	10,000	0.03%
SHAN FU CHEN	150,000	0.38%	150,000	0.38%
SIBLY L.OFFUTT	10,000	0.03%	10,000	0.03%
YUN COYNE	250,000	0.63%	250,000	0.63%
ANTHONY C. BRUCE	500,000	1.26%	500,000	1.26%
JIA B CHEN	50,000	0.13%	50,000	0.13%
CHANG FEI ZHENG	100,000	0.25%	100,000	0.25%
SURANDY C. SANDERS	50,000	0.13%	50,000	0.13%
ODELL ROBERTSON	10,000	0.03%	10,000	0.03%
EVA LIANG	50,000	0.13%	50,000	0.13%
LIFEN HUI	100,000	0.25%	100,000	0.25%
LINDA RUAN	50,000	0.13%	50,000	0.13%
GRACE NWAKA WABOMNOR	75,000	0.19%	75,000	0.19%
LIAN ZHI LIU	250,000	0.63%	250,000	0.63%
XUE LAN CHEN	50,000	0.13%	50,000	0.13%
OOMMEN GEORGE	25,000	0.06%	25,000	0.06%
RALPH LOUIS SIRIANNI	500,000	1.26%	500,000	1.26%
JIANYONG ZHANG	152,968	0.39%	152,968	0.39%
JUAN ZHEN	152,832	0.39%	152,832	0.39%
MEIYAN LIU	51,089	0.13%	51,089	0.13%
HANQUAN LIU	154,062	0.39%	154,062	0.39%
ZHIPING SU	52,824	0.13%	52,824	0.13%
HUAJUAN WU	50,105	0.13%	50,105	0.13%
MINRU SU	50,105	0.13%	50,105	0.13%
QING CHEN	50,105	0.13%	50,105	0.13%
WEI CUI	49,637	0.13%	49,637	0.13%
PING ZHOU	255,022	0.65%	255,022	0.65%
ZHONGXIANG HUANG	255,022	0.65%	255,022	0.65%
YULING LIANG	254,975	0.64%	254,975	0.64%
XIAOMEI LIU	254,975	0.64%	254,975	0.64%
NIYAN WU	254,975	0.64%	254,975	0.64%
SHIWEI WU	203,465	0.51%	203,465	0.51%
LINWANG ZHANG	77,265	0.20%	77,265	0.20%
DANXIA HUANG	50,573	0.13%	50,573	0.13%
HUAN HUANG	258,175	0.65%	258,175	0.65%
FANG WU	75,579	0.19%	75,579	0.19%
XIAOYING CHEN	254,273	0.64%	254,273	0.64%
XIANGHUI LU	353,079	0.89%	353,079	0.89%
CHUHUA LUO	254,273	0.64%	254,273	0.64%
ZHENJIA LIANG	254,273	0.64%	254,273	0.64%
YANYUN LIAO	254,273	0.64%	254,273	0.64%
JINBIAO YUAN	254,273	0.64%	254,273	0.64%
WANLAN YUAN	254,273	0.64%	254,273	0.64%
DONGYANG YUAN	254,273	0.64%	254,273	0.64%
SUWEN CHEN	254,273	0.64%	254,273	0.64%
XIAOXIA YUAN	254,273	0.64%	254,273	0.64%
YANXIA CHEN	152,189	0.38%	152,189	0.38%
WANPING YUAN	101,147	0.26%	101,147	0.26%
JINWANG WEN	178,646	0.45%	178,646	0.45%
JUN FENG WU	127,137	0.32%	127,137	0.32%
LIHENG WU	101,381	0.26%	101,381	0.26%
FENG YING LUO	101,381	0.26%	101,381	0.26%
HONGDONG DING	60,173	0.15%	60,173	0.15%
YING CHEN	49,871	0.13%	49,871	0.13%
CHANGXIN HAN	45,891	0.12%	45,891	0.12%
LING YANG	257,551	0.65%	257,551	0.65%
ZILING LIU	257,551	0.65%	257,551	0.65%
HAIYIN LIU	152,189	0.38%	152,189	0.38%
SUZHEN CHEN	254,273	0.64%	254,273	0.64%
MICHAEL T. WILLIAMS	99,000	0.25%	99,000	0.25%	Attorney
Total	9,513,658	24.06%	9,513,658	24.06%

[1]   All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 9,513,658 shares of common stock.  The selling shareholders will offer their shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will not receive any proceeds of the sale of these securities.  We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions.  The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.  We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.  We have advised them that we will monitor our stock transfer records on a regular basis and will void any transaction they undertake in violation of this restriction.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities.  In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for the NASD to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board.  The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of our issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files.  The NASD cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ.  Investors’ orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Rui Xia Yuan	44	Chairman, Director
Honghui Wen	35	CFO, Director
Lijun Wu	35	President, CEO, Director
Cuixian Wu	31	Secretary, Director

Rui Xia Yuan joined us as Chairman of Board of Directors in January 1, 2009. From January 1, 1999 to December 31, 2008, she was president of Guangdong YongYang Toys Factory Co. Ltd., at township of Chasha, Dongguan city, Guanggong Province, which manufactures and sells toys. In 1983 she received an High School Diploma from DongGuan High School.

Honghui Wen joined us as Director and CFO in November 2007.  From July 1994 to September 2000, he was network engineer of Guangdong Maoming  Guoxin Communication Company, a communication company.  From September 2000 to February 2002, he was network department manager of Shenzhen EDO Network Technology Company, an IT company.  From February 2002to October 2003, he was network department manager of Nanning Jiaruite  Industry and Trade Company, a construction company.  From October 2003to November 2007, he was manager of Dongguan Jingzhong Plastic & Mould Factory, a manufacturing company.  In 1994, he received a bachelor's degree from Huazhong University of Science & Technology School.

Lijun Wu joined us as Director, President & CEO in November 2007. From June 1995to June 1999, he was  network engineer of  Guangdong Gaozhou Post and Telecommunications Office.  From June 1999 to May 2006, he was manager of Guangdong Shenzhen EDO Network Technology Company, an IT company.  From May 2006to November 2007, he was manager of Shenzhen DongZhiXin Science and Technology Company, a manufacturing company.  In 1995, he received a bachelor's degree from Shantou  University.

Cuixian Wu joined us as Secretary and Director in November 2007.  From January 2000to May 2006, she was the sales director of Maoming branch of China Unicom (Guang Dong) Limited, a communications company.  From May 2006to November 2007, she was sales manager of Shenzhen DongZhiXin Science and Technology Company, a manufacturing company.

Family Relationships

There are no family relationships between our officers and directors.

Legal Proceedings

No officer, director, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for these shareholders is 70 West Madison Street, Suite 1400, First National Plaza, Chicago, IL 60602.

Name	Title	Number of Shares	% of Common Share
Rui Xia Yuan	Chairman of Board Directors	8,508,545	21.52%
Lijun Wu	President, CEO, Director	6,000,000	15.18%
Cuixian Wu	Secretary & Director	4,000,000	10.12%
Honghui Wen	CFO & Director	2,000,000	5.06%
All officers and directors as a group [4 persons]		20,508,545	51.88%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 39,535,861 shares of common stock outstanding as of November 1, 2009.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 200,000,000 shares of common stock with $0.001 par value per share. As of the date of this registration statement, there were 39,535,861 shares of common stock issued and outstanding held by 64 shareholders of the record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

INTEREST OF NAMED EXPERTS

The financial statements for the year ended December 31, 2008, the period from November 9, 2007 (Date of Inception) to December 31, 2007, and cumulative from November 9, 2007 (Date of Inception) to December 31, 2008 included in this prospectus have been audited by Enterprise CPAs, Ltd. which are independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael T. Williams, principal of Williams Law Group, P.A., owns 198,000 shares of our common stock, of which 99,000 are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

CIS World, Inc. is a Nevada corporation formed on November 9, 2007, with registered address at 375 N. Stephanie St., Suite 1411, Henderson, NV 89014-8909.  CIS World, Inc. transacts its business in the U.S. located in the State of Illinois and has principal office at 70 West Madison Street, Suite 1400, First National Plaza, Chicago, IL 60602 , and contact telephone number 312-214-3138.

On December 14, 2008, we established a wholly owned subsidiary, CIS WORLD (HK) LTD, a wholly-owned subsidiary of CIS World, Inc. , is located in Hong Kong, the address: Flat C, 2F., Eastern Street, Sai Ying Pun, Hong Kong; and contact number: 0852-60522088.

Business

We selling ink printer cartridges and printer consumables Asia, Europe, North America and South America.

Our Products are:

•
Refillable Cartridge: Designed for inkjet printers as such as Epson, Canon, HP, Brother with the same printing effects as the original cartridge, the refillable cartridge can be refilled and used for many times. Thus it serves both cost-saving and environment protective function.

•
Continuous Ink Supply System: Designed for inkjet printers as Epson, Canon, Hp, Brother, CISS includes ink tanks connected with cartridges and supplies ink continuously to cartridges. Thus the users need not replace cartridges, saving cost and achieving environment protection.

From April 2008 through December 2008 we accomplished a sales amount of $244,362; and from January to June 2009, we sold total amount of $281,747.

Distribution Agreement

Our supplier, a manufacturer of our products, Kangzhixin Technology (Shenzhen) Co., Ltd.(“KZX”), which is located in Shenzhen, Guangdong, China, produces various refillable cartridge and CISS. On December 10, 2008, CIS World and KZX signed a 3 year contract authorized CIS World as KZX’s exclusive selling agent for the products mentioned above in Asia (China is excluded), Europe, North America, south America and in other regions as agreed.  In general, the cost plus pricing system shall be used by KZX. The prices and terms offered for CIS World shall be discussed by KZX and CIS World at the time with terms considering the international trade custom and existing market competition, so as to realize profits for both parties.  If KZX provides more favorable offers to any other distributors or manufacturers concerning the Products, KZX shall inform CIS World in written and provide more favorable terms to CIS World.

Ms. Wu Cuixian, a Director of CIS World, is an independent director and owns 39 percent of KZX.

Market and Marketing

We sell directly to the wholesaler trade companies and printer technology companies in various countries on a purchase order basis.  We have no written agreements with any of these companies.

Name of Country	Name of Customer
Indonesia	TNY TRADING CO. LTD
Thailand	Skyhorse Printer Technology
Malaysia	Mewatech Solutions Enterprise
Philippines	n/a
Korea	Eoasis
Brazil	Torre Brasil Equipamentes
Columbia	ASIA SUPPLIES LTD
Bolivia	Carlos Alberto Antelo Jimenez
Poland	Gellex, sp. z o.o.(LTD)
Indonesia	ELLA Co., Ltd.

We identify our clients through approaches like website research and attending related trade fairs.  We then follow up with contacts to secure customers.

Our Competition and Our Market Position

Competition within the printer cartridge industry is intense. We compete with large printer manufacturers such as Epson, Canon, HP, Brother that sell their own printer cartridges and smaller scale private companies. Our competitors also include the small and medium size companies from the same industry in China. Besides, we are also confronted with competition from the international traders with greater capital, manpower and market share.  With regard to sales of refillable cartridge and CISS in China, our major competitors include: Changzhou Tanli Technology Co,.Ltd., Hangzhou Huifeng Technology Co,.Ltd, Shenzhen NXY Technology Co,.Ltd. We are a very small competitor in the industry.

We compete with these companies based mainly upon our cost saving products with customer warranty, our high quality after sales service, our established sales network in Southeastern Asia.  During the current global economic recession, our cost saving strategy for our customers are very effective, our selling price for the similar products is averaged ¼ or 1/5 of our major competitors’ price, which significantly reduce customers cost.

Research and Development

We have not incurred research and development expenses in the last fiscal year.

Our Intellectual Property

We have no intellectual property.

Our Employees

We have the following number of full time employees:

•	Clerical –1
•	Administrative – 1
•	Management –2
•	Sales –2

We have no part time employees. We have no collective bargaining agreement with our employees. We consider our relationship with our employees to be excellent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

CIS World, Inc. (the “Company”) incorporated under the laws of Nevada on November 9, 2007.  CIS World, Inc. has principle office at 375 N. Stephanie, Suite 1411, Henderson, NV 89104-8909.  CIS World, Inc. wholly owned branch located in the State of Illinois and has principle office at 70 W Madison ST, Suite 1400, Chicago IL 60602.

Besides USA branch, CIS World, Inc. also established one subsidiary in Hong Kong.  CIS World, Ltd, as the wholly owned subsidiary, is registered on December 14, 2007 In Hong Kong.  It is a subsidiary on behalf of CIS World, Inc. to conduct and operate the business of trading services, distribution, and marketing of the printer consumables parts in Asia including China, Europe, North and South America.   The CIS World, Ltd is located at Flat C, 2F., Eastern Street, Sai Ying Pun, HongKong.

The Company’s main business includes sourcing, distribution and marketing of Continue Ink Supply System and Refillable Cartridges in Asia, Europe, North and South America.

These parts are manufactured in China by Kang Zhi Xin Science and Technology (ShenZhen), Ltd. (“KZX”).  It was established in 2008 specializing in Continue Ink Supply System and Refillable Cartridges (“CISS”) in manufacturing, and located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China.  On December 10, 2008, CIS World, Ltd. signed a three years long-term exclusive distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen), Ltd.  KZX gives CIS World, Ltd the exclusive right of import and sell its products in KZX’s trademark and brand name in Asia, Europe, North and South America.  KZX is a Chinese manufacturing company owned 39% by Ms. Cuixian Wu, the secretary of the Company.

From April 2008 through December 2008 we accomplished a sales amount of $244,362; and from January to June 2009, we sold total amount of $281,747.

Results of Operations

For the period ended December 31, 2008, and June 30, 2009.

Revenue

Since our company incorporated on November 9, 2007, there was $244,362 revenue realized as of December 31, 2008 and $281,747 revenue for the six month period from January 1 to June 30, 2009.

Cost of Revenue

Our Costs of Goods Sold, as we expected will increased slightly due to increasing Chinese Yuan’s currency exchange rate, and labor costs.  We anticipate this trend to continue and may adjust our unit price upward to reduce the impact of rising costs.

Since our company incorporated on November 9, 2007, there was $244,362 revenue realized as of December 31, 2008 and $281,747 revenue for the six month period from January 1 to June 30, 2009. Accordingly, there the cost of goods sold associated with the revenue were $234,963, and $271,702 respectively for the year ending December 31, 2008, and six month period from January 1 to June 30, 2009.

Expense

Our expenses consist of selling, general and administrative expenses, and amortization.

CIS World, Inc
	6/30/2009	12/31/2008	12/31/2007
Expense
Advertising Expenses	-	2,736
Bank Service Charges	362	1,152
Business License & Fees	25	449
Car/Truck Expense
Gas	-	931
Total Car/Truck Expense	-	931
Directors fee	-	6,179
Marketing and promotion fee	-	25,029
Meals and Entertainment	96	2,474
Misc Expense	-	19
Office Supplies	159	2,082
Organization cost			5,126
Postage and Shipping	-	264
Printing and Reproduction	-	1,152
Professional Fees
Accounting fee	972	-
Legal Fees	-	13,980
Total Professional Fees	972	13,980
Rent	8,010	11,270
Telephone and Fax	267	190
Trade Show & Exhibition	-	7,697
Travel
Air Tickets	1,965	8,709
Hotels	-	4,042
Taxi & Local Transportation	-	710
Travel - Other	-	4,000
Total Travel	1,965	17,461
Utilities
Electricity Expense	-	374
Gas	116	459
Total Utilities	116	833
Total Expense	$11,972	$93,898	5,126

We had total operation expenses of $93,898, $5,126, and $11,972 for the fiscal year ended December 31, 2008, and 2007, and six month ended June 30, 2009, respectively by the Company as selling, general, and administrative expenses.

We expect selling, general, and administrative expenses to increase in future periods as we initiate a number of marketing and promotional activities.

Income & Operation Taxes

We are subject to income taxes in the U.S., while the Hong Kong branch was subject to the income tax laws of Hong Kong.

We paid no income taxes in USA for the year ended December 31, 2008, and December 31, 2007 due to the net operation loss in USA.

We paid no income taxes in Hong Kong for the year ended December 31, 2008, and December 31, 2007 due to the net operation loss in Hong Kong.

Net Loss

We incurred net losses of ($84,437) for the period ended December 31, 2008, net loss of ($1,921) for the six month period ended June 30, 2009.

Commitments and Contingencies

Our supplier, the manufacturer of our products, Kangzhixin Technology (Shenzhen) Co., Ltd., or “KZX”, which is located in Shenzhen, Guangdong, China, produces various Continue Ink Supply System and Refillable Cartridges (“CISS”).  On December 10, 2008, CIS World, Inc. and KZX signed a 3 year contract authorized CIS World as KZX’s exclusive selling agent for the products mentioned above in Asia (China is excluded), Europe, North America, south America and in other regions as agreed.  In general, the cost plus pricing system shall be used by KZX. The prices and terms offered for CIS World shall be discussed by KZX and CIS World at the time with terms considering the international trade custom and existing market competition, so as to realize profits for both parties.  If KZX provides more favorable offers to any other distributors or manufacturers concerning the Products, KZX shall inform CIS World in written and provide more favorable terms to CIS World.

Foreign Currency Translation

The Company has determined the United States dollars to be its functional currency for CIS World, Inc.; Hong Kong dollars to be its functional currency in CIS World (Hong Kong) Limited .  Assets and liabilities were translated to U.S. dollars at the period-end exchange rate.  The exchange rate of issuance of common stocks to shareholders was used as one U.S. dollar to 7.0 HK dollars.  Statement of operations amounts were translated to U.S. dollars using the historic rate, i.e., the rate at first date of each month during the year.  Gains and losses resulting from translating foreign currency financial statements are accumulated in other comprehensive income (loss), a separate component of shareholders’ equity.

Liquidity and Capital Resources

	At June 30	At December 31
	2009	2008

Current Ratio	15.50	8.31
Cash	$82,975	$153,791
Working Capital	$178,848	$180,769
Total Assets	$191,181	$205,510
Total Liabilities	$12,333	$24,741

Total Equity	$178,848	$180,769

Total Debt/Equity	0.07	0.14

*Current Ratio = Current Assets /Current Liabilities

** Total Debt / Equity = Total Liabilities / Total Shareholders Equity.

The Company had cash and cash equivalents of $153,791 at December 31, 2008 and the working capital of $180,769, and cash and cash equivalent of $82,975 at June 30, 2009 and the working capital of $178,848.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

DESCRIPTION OF PROPERTY

We rent the following properties:

Our Headquarters

70 W. Madison St.
Suite 1400
First National Plaza
Chicago, IL 60602
•	Name of Landlord: Regus Group
•	Term of Lease: Oct 1, 2009 to Sept 30, 2010
•	Monthly Rental: $179 US dollars
•	Adequate for current needs: yes

Wholly-owned Subsidiary in Hong Kong

•	Address: City/State/Zip: Flat C, 2/F., Eastern Street, Sai Ying Pun, Hong Kong.
•	Number of Square Feet: 300 Square Feet
•	Name of Landlord: HK Biz Limited
•	Term of Lease: from 1st April 2009 to 31th March 2011
•	Monthly Rental: 6000 HK Dollars (HKD were translated to U.S. dollars using the first date of each month, the current exchange rate is 1 US dollar to 7.75 HKD, i.e., the rent is USD per month
•	Adequate for current needs: √ Yes

We do not intend to renovate, improve, or develop properties.  We are not subject to competitive  conditions for  property  and currently  have  no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and  no policy with  respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 9, 2007, the Company issued 20,000,000 shares of common stock to the four founders of the Company, Ruixia Ruan, Lijun Wu, Cuixian Wu and Honghui Wen at $0.001 per share or $20,000 for initial capital stock subscription receivable.  This receivable was subsequently paid in full during April 2008.

Our main supplier, a manufacturer of our products, Kangzhixin Technology (Shenzhen) Co., Ltd. (“KZX”), which is located in Shenzhen, Guangdong, China, produces various refillable cartridges and continuous ink supply systems. On December 10, 2008, CIS World and KZX signed a 3 year contract authorized CIS World as KZX’s exclusive selling agent for the products mentioned above in Asia (China is excluded), Europe, North America, south America and in other regions as agreed.  In general, the cost plus pricing system shall be used by KZX. The prices and terms offered for CIS World shall be discussed by KZX and CIS World at the time with terms considering the international trade custom and existing market competition, so as to realize profits for both parties.  If KZX provides more favorable offers to any other distributors or manufacturers concerning the Products, KZX shall inform CIS World in written and provide more favorable terms to CIS World.  Ms. Wu Cuixian, a Director of CIS World, owns 39 percent of KZX.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.

Sales of our common stock under Rule 144.

There are 19,027,316 shares of our common stock held by non-affiliates and 20,508,545 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

All of our shares held by non-affiliates are currently eligible for resale as they are either being registered in this offering or may be resold under Rule 144, however affiliates will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 64 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is not declared effective until after December 31, 2009, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2010, including a Form 10-K for the year ended December 31, 2010, assuming this registration statement is declared effective before that date.  At or prior to December 31, 2010, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2010.  If we do not file a registration statement on Form 8-A at or prior to December 31, 2010, we will continue as a reporting company not subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the years ended December 31, 2008 and 2007.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Rui Xia Yuan	Chairman	2008 2007	0	0	0	0	0	0	0	0
Lijun Wu	CEO	2008 2007	0	0	0	0	0	0	0	0
Cuixian Wu	Secretary	2008 2007	0	0	0	0	0	0	0	0
Honghui Wen	CFO	2008 2007	0	0	0	0	0	0	0	0

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2008
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rui Xia Yuan	0	0	0	0	0	0	0	0	0
Lijun Wu	0	0	0	0	0	0	0	0	0
Cuixian Wu	0	0	0	0	0	0	0	0	0
Honghui Wen	0	0	0	0	0	0	0	0	0

Narrative disclosure to summary compensation and option tables

We have no written or oral employment agreements or compensation arrangements with our named executive officers.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

•
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

•	any option or equity grant;

•	any non-equity incentive plan award made to a named executive officer;

•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

•	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

Board of Directors

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Rui Xia Yuan	0	0	0	0	0	0	0
Lijun Wu	0	0	0	0	0	0	0
Cuixian Wu	0	0	0	0	0	0	0
Honghui Wen	0	0	0	0	0	0	0

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS

CIS WORLD, INC

(A Development Stage Enterprise)

Audited Financial Statements

AS OF DECEMBER 31, 2008 & 2007
 AND FOR THE PERIOD FROM NOVEMBER 9, 2007
(DATE OF INCEPTION) TO DECEMBER 31, 2008

Table of Contents

Independent Auditor’s Report on the Consolidated Financial Statements	F-3

Consolidated Balance Sheets	F-4

Consolidated Statement of Operation	F-5

Consolidated Shareholders Equity	F-6

Consolidated Statement of Cash Flows	F-7

Notes to Consolidated Financial Statements	F-8

Independent Registered Public Accounting Firm’s Auditor’s Report on the Consolidated Financial Statements

Board of Directors and Shareholders of CIS World, Inc.

We have audited the accompanying consolidated balance sheets of CIS World, Inc December 31, 2008 & 2007 and the related statements of operation, shareholders’ equity, and cash flows for the period from November 9, 2007 (date of inception) through December 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CIS World, Inc. as of December 31, 2008 and 2007, and the results of its operations and their cash flows for the period from November 9, 2007 (date of inception) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

/s/ Enterprise CPAs, Ltd.

Enterprise CPAs, Ltd.
Chicago, IL

November 10, 2009

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$153,791	$-
Accounts receivable, net	-	-
Total Current Assets	$153,791	$-

Other current assets:
Stock subscription receivable	-	20,000
Deposit	1,335	-
Loan to shareholder / officer	35,359	-
Prepaid expense	2,025	-
Prepaid payment to supplier	13,000	-
Total Other Current Assets	$51,719	$20,000

TOTAL ASSETS	$205,510	$20,000

LIABILITIES & EQUITY
Current liabilities:
Account payable	4,488	1,026
Total current liabilities	$4,488	$1,026

Other current liabilities:
Loan from shareholders / officers	-	4,100
Unearned income	20,253	-
Total other current liabilities	$20,253	$4,100

Total liabilities	$24,741	$5,126

Stockholders' Equity:
Common stock, $0.001 par value;
200,000,000 shares authorized;
39,535,861 shares issued and outstanding.	$39,536	$20,000
Paid-in capital	230,871	-
Deficit accumulated during the development stage	(89,563)	(5,126)
Accumulated other comprehensive loss	(75)	-

Total stockholders' equity	$180,769	$14,874
TOTAL LIABILITIES & EQUITY	$205,510	$20,000

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF LOSS

		Period from	Cumulative from
	Year Ended	November 9, 2007	November 9, 2007
	December 31	( Date of Inception)	( Date of Inception)
	2008	to December 31, 2007	to December 31, 2008
Revenues	$244,362	$-	$244,362
Cost of Goods Sold	234,963	-	234,963
Gross Profit	$9,399	$-	$9,399
Operating expenses:
Research and development	-	-	-

Selling, general and administrative expenses	93,898	5,126	99,024

Depreciation and amortization expenses	-	-	-

Total Operating Expenses	93,898	5,126	99,024

Operating Loss	$(84,499)	$(5,126)	$(89,625)
			-
Investment income, net	$62	$-	$62
Interest Expense, net	-	-	-
Loss before income taxes	(84,437)	(5,126)	(89,563)
Loss tax expense	-	-	-
Net loss	$(84,437)	$(5,126)	$(89,563)
			-
Net loss per common share- Basics	$(0.00)	$(0.00)	$(0.00)
Net loss per common share- Diluted	$(0.00)	$(0.00)	$(0.00)

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(75)	-	(75)
Other comprehensive loss	$(75)	$-	$(75)
Comprehensive Loss	$(84,512)	$(5,126)	$(89,638)

CIS WORLD, INC
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS EQUITY
The Period November 9, 2007 ( Date of Inception)
through December 31, 2008

				Deficit
				Accumulated	Accumulated
			Additional	During the	Other	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Income (Loss)	Equity

Issuance of common stocks
to shareholders @0.001 per
share on November 9, 2007	20,000,000	$20,000	$-	$-		$20,000

Net loss for the period
ended December 31, 2007				$(5,126)		$(5,126)

Balance, December 31, 2007	20,000,000	$20,000	$-	$(5,126)	$-	$14,874

Issuance of common stocks
to shareholders @0.01 per
share on January 31, 2008	4,460,000	$4,460	$40,140			$44,600

Issuance of common stocks
to shareholders @0.0137 per
share on March 31, 2008	611,598	$612	$7,767			$8,379

Issuance of common stocks
to shareholders @0.0137 per
share on April 30, 2008	14,266,263	$14,266	$181,182			$195,448

Issuance of common stocks
to Williams @0.01 per share
on June 30, 2008	198,000	$198	$1,782			$1,980

Adjustment for Exchange
rate changes					$(75)	$(75)

Net loss for the period
ended December 31, 2008				$(84,437)		$(84,437)

Balance, December 31, 2008	39,535,861	$39,536	$230,871	$(89,563)	$(75)	$180,769

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF CASH FLOWS

		Period from	Cumulative from
		November 9, 2007	November 9, 2007
	Year Ended	(date of Inception)	(date of Inception)
	December 31,	to December 31,	to December 31,
	2008	2007	2008

Operating Activities:
Net loss	$(84,437)	$(5,126)	$(89,563)

Adjustments to reconcile net income to net cash provided by
operating activities:
Non-cash portion of share based legal fee expense	1,980	-	1,980
Deposit	(1,335)	-	(1,335)
Loan to shareholder / officer	(35,359)	-	(35,359)
Prepaid Expense	(2,025)	-	(2,025)
Prepaid payment to supplier	(13,000)	-	(13,000)
Account payable	3,462	1,026	4,488
Unearned income	20,253	-	20,253
Loan from shareholders / officer	(4,100)	4,100	$-
Net cash provided by operating activities	(114,561)	$-	$(114,561)

Investing Activities:
Net cash provided by investing activities	$-	$-	$-

Financing Activities:
Proceeds from issuance of common stock	268,427	-	$268,427
Net cash provided by financing activities	$268,427	$-	$268,427

Effect of Exchange Rate on Cash	$(75)	$-	$(75)
Net increase (decrease) in cash and cash equivalents	$153,791	$-	$153,791
Cash and cash equivalents at beginning of the year	$-	$-	$-
Cash and cash equivalents at end of year	$153,791	$-	$153,791

Supplemental schedule of non-cash investing and financing activities:
Common stock issued pursuant to stock
subscription receivable -officers (Note D)	$-	$20,000.00	$-

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A- BUSINESS DESCRIPTION

CIS World, Inc. (the “Company”) incorporated under the laws of Nevada on November 9, 2007.  CIS World, Inc. has principle office at 375 N. Stephanie, Suite 1411, Henderson, NV 89104-8909.  CIS World, Inc. wholly owned branch located in the State of Illinois and has principle office at 70 W Madison ST, Suite 1400, Chicago IL 60602, and the contact number is (312)214-3138.

Besides USA branch, CIS World, Inc. also established one subsidiary in Hong Kong.  CIS World, Ltd, as the wholly owned subsidiary, is registered on December 14, 2007 in Hong Kong.  It is a subsidiary on behalf of CIS World, Inc. to conduct and operate the business of trading services, distribution, and marketing of the printer consumables parts in Asia including China, Europe, North and South America.   The CIS World, Ltd is located at Flat C, 2F., Eastern Street, Sai Ying Pun, HongKong, and contact number is (0852)6052-2088.

The Company’s main business includes sourcing, distribution and marketing of Continue Ink Supply System and Refillable Cartridges in Asia, Europe, North and South America.

These parts are manufactured in China by Kang Zhi Xin Science and Technology (ShenZhen), Ltd. (“KZX”).  It was established in 2008 specializing in Continue Ink Supply System and Refillable Cartridges (“CISS”) in manufacturing, and located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China.  On December 10, 2008, CIS World, Ltd. signed a three years long-term exclusive distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen), Ltd.  KZX gives CIS World, Ltd the exclusive right of import and sell its products in KZX’s trademark and brand name in Asia, Europe, North and South America.  KZX is a Chinese manufacturing company owned 39% by Ms. Cuixian Wu, the secretary of the Company.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital and attempting to secure environmental remediation contracts.

Basis of accounting

The financial statements reflect the assets, revenues and expenditures of the Company on the accrued basis of accounting.

The Company’s fiscal year end is the last day of December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2008, the company has cash and cash equivalents of $ 153,791.

Organization Cost and Amortization

The Company incurred certain travel fee, legal fee and organization cost for setting up CIS World, Inc. in the State of Nevada, and the Company was incorporated on November 9, 2007, the cost was $5,126, which was fully expensed as December 31, 2007.

Property, Plant, and Equipment Depreciation

Property, plant, and equipment are stated at cost.  Depreciation is being provided principally by straight line methods over the estimated useful lives of the assets.  As of December 31, 2008, there were no fixed assets in the Company’s balance sheets.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continue)

Stock-Based Compensation

The Company accounts for stock issued for services using the fair value method.  In accordance with Emerging Issues Task Force (“EITF”) 96-98, the measurement date of shares issued for services is the date at which the counterparty’s performance is complete.

Basics and Diluted Net Loss Per Common Share

The Company computes per share amounts in accordance with SFAS No. 128, “Earnings per Share”.  SFAS No. 128 requires presentation of basis and diluted EPS.  Basic EPS is computed by dividing the income (loss) available to Common Shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods.

As of December 31, 2008, the Company only issued one type of shares, i.e., common shares only.  There are no other types securities were issued.  Accordingly, the diluted and basics net loss per common share are the same.

The following table I illustrated the calculations for basics and diluted net loss per common share for the period of year 2007 and 2008 and the period of November 9 (Date of inception) to December 31, 2008.

Table I

Year 2007
Basic & Diluted EPS Computation
Net Loss	$5,126
Loss available to common stockholders	$5,126

Dates	Shares	Fraction of Period	Weighted -
Outstanding	Outstanding	On Daily Basis	Average Shares
November 9, 2007	20,000,000	53 / 365	2,904,110

Weighted-average shares			2,904,110

Basic & Diluted Net Loss Per Common Share	$0.00

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basics and Diluted Net Loss Per Common Share (Continue)

Table I (Continue)

Basic & Diluted EPS Computation	Year 2008
Net Loss		$84,437
Loss available to common stockholders		$84,437

Dates	Shares	Fraction of Period	Weighted -
Outstanding	Outstanding	On Daily Basis	Average Shares
January 1, 2008	20,000,000	1	20,000,000
February 28, 2008	4,460,000	306/365	3,739,068
March 31, 2008	661,598	275/365	498,464
April 30,2008	14,266,263	245/365	9,575,985
June 30, 2008	198,000	184/365	99,814
Weighted-average shares			33,913,331
Basic & Diluted Net Loss Per Common Share	$0.00

Cumulative Period From November 9 2007 to December 31, 2008

Basic & Diluted EPS Computation

Net Loss December 31, 2007	$84,437
Net Loss December 31, 2008	$5,126
Loss available to common stockholders	$89,563

Dates	Shares	Fraction of Period	Weighted -
Outstanding	Outstanding	On Daily Basis	Average Shares
November 9, 2007	20,000,000	1	20,000,000
February 28, 2008	4,460,000	306/418	3,264,976
March 31, 2008	661,598	275/418	435,262
April 30,2008	14,266,263	245/418	8,361,805
June 30, 2008	198000	184/418	87,158
December 31, 2008	0	0	0
Weighted-average shares			32,149,201
Basic & Diluted Net Loss Per Common Share	$0.00

The equation from computing basic and diluted EPS is:
Income available to common shareholders/Weighted-average shares

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

In accordance with the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” the Company recognizes revenue when it is realized or realizable and earned. The Company must meet all of the following four criteria under SAB 104 to recognize revenue:

•	Persuasive evidence of an arrangement exists
•	Delivery has occurred
•	The sales price is fixed or determinable
•	Collection is reasonably assured

For the period of January 1, 2008 to December 31, 2008, the Company has total revenue of $244,362 recognized from the Company’s major customers. And most of those customers are from Indonesia, Thailand, Bolivia, Columbia, and Brazil.

Operating Expense

As of December 31, 2008, there was a total of $93,898 operating expenses, which include $25,029 marketing and promotion expense for the brand new company, $ 17,462 travel expense, $13,980 legal expense, and $7,697 trade show and exhibition expense relating to operating and promoting the products of the Company.

Prepaid Expense

As of December 31, 2008, the company prepaid $2,025 for the trade show and exhibition expense for year 2009.

Prepaid Payment to Supplier

As of December 31, 2008, the company prepaid $13,000 to the product supplier and manufacturer for the purchase orders incurred in year 2009.

Unearned Income

As of December 31, 2008, two of the company’s Indonesia customers had paid $20,253 for the sales orders that incurred in January 2009. Therefore, the Company has an unearned income of $20,253 at December 31, 2008.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Tax

Income taxes are provided for tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The differences in asset and liability bases relate primarily to organization and start-up costs (use of different methods and periods to calculate deduction). Deferred taxes are also recognized for operating losses and tax credits that are available to offset future income taxes. The deferred tax assets and/or liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The components of the deferred tax asset and liability are classified as current and concurrent based on their characteristics. Valuation allowances are provided for deferred tax assets based on management’s projection of the sufficiency of future taxable income to realize the assets.

Recent Accounting Pronouncements

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153 (SFAS 153), “Exchange of Non-monetary Assets.”  SFAS 153 amends the guidance in APB No. 29, “Accounting for Non-monetary Assets.”  APB No. 29 was based on the principle that exchanges of non-monetary assets should be measured on their fair value of the assets exchanged.  SFAS 153 amends APB No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS 151 is effective for financial statements issued for fiscal years beginning after June 15, 2005.  The adoption of SFAS 153 did not have a material effect on the Company’s financial position or results of operation.

In December 2004, the FASB revised Statement of Financial Accounting Standards No. 123 (SFAS 123 (R)), “Accounting for Stock-Based Compensation.”  The SFAS 123(R) revision established for accounting for transactions in which an entity exchanges its equity instruments for goods or services and focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  It does not change the accounting guidance for share-based payment transactions with parties other than employees.  For public entities that file as small business issuers, the revisions to SFAS 123 (R) are effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  Adoption of SFAS 123 (R) is not expected to have a material impact on the Company’s financial position or results of operations.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In May 2005, the FASB issued SFAS no. 154, “Accounting Changes and Error Corrections (“SFAS No. 154”) which replaces APB Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of ABP Opinion No. 28.  SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. Specifically, this statement requires “retrospective application” of the direct effect for a voluntary change in accounting principle to prior periods’ financial statements, if it is practical to do so.  SFAS No. 154 also strictly defines the term “restatement” to mean the correction of an error revising previously issued financial statements.

SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The management believes that adoption of SFAS No. 154 will not have a material impact on the results of operations, financial positions or cash flows.

In July 2006, the FASB issued Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”), and supplemented by FASB Financial Staff Position FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, issued May 2, 2007.  FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions.  FIN 48 is effective for fiscal years beginning after December 15, 2006 and as a result, is effective for the Company in the fiscal year 2008.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”).  SFAS 157 defines fair value, establishes a framework for using fair value assets and liabilities, and expends disclosures about fair value measurements.  This statement applies whenever other statements require or permit assets or liabilities to be measured at fair value.  SFAS 157 is effective for fiscal years beginning after November 15, 2007.  The management believes that there is no material impact on its consolidated results of operations, cash flows, and financial position.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, Quantifying Financial Misstatements (“SAB 108”), which expresses the Staff’s views regarding the process of quantifying financial statement misstatements.  Registrants are required to quantify the impact of correcting all misstatements, including both carryover and reversing effects of prior year misstatements, on the current year financial statements.  The financial statements would require adjustment when either approach results in quantifying a misstatement that is material, after considering all relevant quantitative and qualitative factors.  SAB 108 is effective for financial statements covering the first fiscal year ending after November 15, 2006.  The management believes that there is no material impact on its consolidated results of operations, cash flows, and financial position.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In December 2007, the SEC issued Staff Accounting Bulletin (“SAB”) 110 Share-Based Payment. SAB 110 amends and replaces Question 6 of Section D.2 of Topic 14, “Share-Based Payment,” of the Staff Accounting Bulletin series. Question 6 of Section D.2 of Topic 14 expresses the views of the staff regarding the use of the “simplified” method in developing an estimate of the expected term of “plain vanilla” share options and allows usage of the “simplified” method for share option grants prior to December 31, 2007. SAB 110 allows public companies which do not have historically sufficient experience to provide a reasonable estimate to continue use of the “simplified” method for estimating the expected term of “plain vanilla” share option grants after December 31, 2007. SAB 110 is effective January 1, 2008 which the Company adopted upon its inception. The Company currently uses the “simplified” method to estimate the expected term for share option grants to employees as it does not have enough historical experience to provide a reasonable estimate. The Company will continue to use the “simplified” method until it has enough historical experience to provide a reasonable estimate of expected term in accordance with SAB 110. The Company does not expect SAB 110 will have a material impact on its balance sheet, statement of operations and cash flows.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement No.141R, Business Combinations. Statement No.141R modifies the accounting & disclosure requirements for business combinations and broadens the scope of the previous standard to apply to all transactions in which one entity obtains control over another business.

In December 2007, the FASB issued SFAS No. 160 Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, this Statement amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is required to be adopted simultaneously with SFAS 141R and is effective for reporting periods on or after December 15, 2008. An earlier adoption is not permitted. Currently, the Company does not have any non-controlling interests and accordingly, the adoption of SFAS 160 is not expected to have a material impact on our financial position, cash flows or results of operations.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – RELATED PARTY TRANSACTIONS

Loans from Officer / Shareholder

As of December 31, 2007, there was an amount of $4,100 due to Officer for setting up the company. And the same amount had returned back to the officer on January 2008. And at the period ended December 31, 2008, there’s no more balance due to officer or shareholder.

Loans to Officer / Shareholder

As December 31 2008, the Company advance $ 35,359 to the Company’s Executive officers and shareholders.

Operating Leases

The Company entered into two lease for its corporate offices in under terms of non-cancelable operating leases. The lease term is from June 1, 2008 through December 31, 2009 and requires a $ 950 monthly lease payment, and this office is located at 522 West 26th Street, Chicago IL 60616. Also, CIS World, Ltd entered into a lease for its Hong Kong branch as well; and the second lease term is from January 1, 2008 through March 31, 2010 and requires a $ 385 monthly lease payment; and it is located Flat C, 2F, Eastern Street, Sai Ying Pui, Hong Kong.

Common Shares Issued to Executive and Non-Executive Officers and Directors

As of December 31, 2008, total 20,508,545 shares were issued to officers and directors.  Please see the Table below for details:

Name	Title	Total Shares	Total Amount	% of Common Share
RUIXIA YUAN	CHAIRMAN	8,508,545	$14,967	21.52%
LI JUN WU	CEO	6,000,000	$6,000	15.18%
CUIXIAN WU	DIRECTOR	4,000,000	$4,000	10.12%
HONG HUI WEN	CFO	2,000,000	$2,000	5.06%
TOTAL		20,508,545	$26,967	51.87%

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – RELATED PARTY TRANSACTIONS (Continue)

Cost of Goods Sold

During the year 2008, CIS World, Ltd purchased most of the products and Continue Ink Supply System and Refillable cartridges from the supplier Shenzhen DZX Technology Co., Ltd on order basis, which is located at 2nd FL, A Building, Fuhai Street, Xihe Community, Fuhai Road, Fuyong, Bao’an District, Shenzhen, GuangDong, China.  The cost of goods sold for the year 2008 was $234,963, and there was no sales in 2007, accordingly there was no cost of goods sold was incurred in 2007.

On December 10, 2008, CIS World, Ltd. signed a three years long-term exclusive distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen), Ltd. (“KZX”), an manufacturing company in China.  KZX gives CIS World, Ltd the exclusive right of import and sell its products in KZX’s trademark and brand name in Asia, Europe, North and South America.  KZX is owned 39% by Ms. Cuixian Wu, a Director of CIS World, Inc.  The two entities, CIS World, Inc., and Kang Zhi Xin Science and Technology (ShenZhen), Ltd, are under common control according to EITF 02-5.

The products the Company will sell are manufactured in China by Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”).  KZX was established in 2008 specializing in Continue Ink Supply System and Refillable Cartridges (“CISS”) in manufacturing, and located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China.

The management of CIS World, Inc. believes that the purchase price for the parts from KZX will be market price. CIS World, Inc. and KZX are two totally separated entities, i.e., CIS World, Inc. is a USA corporation and will fully comply with USA regulations and USA general accepted accounting principles; KZX is a Chinese company and it will comply with Chinese legal systems. KZX, as a Chinese local manufacturer, will record their manufacturing costs and inventories based on the Chinese accounting regulations rulings. But, when CIS World, Inc. purchases the parts from KZX, CIS World will record the actual costs paid to KZX as the costs for inventory of CIS World, Inc. There is no any relationship for KZX’s manufacturing historic costs with CIS World’s inventory value. Specifically, CIS’s inventory value is equal to the purchase price or actual cost of the parts purchased from KZX, and the purchase price of the parts will be fair market price. CIS World, Inc. will adopt the first-in and first-out inventory system according to generally accepted accounting principles in USA.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D – SHAREHOLDERS’ EQUITY

Common Stock

Under the Company’s Articles of Incorporation dated November 9, 2007, the Company is authorized to issue 200,000,000 shares of capital stock with a par value of $0.001.

On November 9, 2007, the Company was incorporated in the State of Nevada.

On November 9, 2007, the Company issued 20,000,000 shares of common stock to the four founders of the Company, Ruixia Ruan, Lijun Wu, Cuixian Wu and Honghui Wen at $0.001 per share or $ 20,000 for initial capital (stock subscription receivable).

On January 31, 2008, total 4,460,000 shares were issued at price of $0.01 per share to 17 shareholders for $44,600.

On March 31, 2008, additional 611,598 common shares were issued to 2 shareholders and sold at price of $0.0137 per share.  The proceeds of $ 8,379 were received.

On April 30, 2008, one of the Company founder and Chairman Ruixia Ruan purchased additional 508,545 common shares at $ 0.0137 per share, and the amount of $ 6,967 was received. Also, additional 13,757,718 common shares at $ 0.0137 per share were issued to 40 shareholders for total proceeds of $ 188,481.

On June 30, 2008, 198,000 common shares were issued to Williams Law Group at $ 0.01 per share for the legal service value of $ 1,980.

Therefore, as of December 31, 2008, there was total share of 39,535,861 shares outstanding.

Stock Subscription Receivable - Officers

At November 9, 2007, the Company had receivables from its four founding stockholders aggregating $20,000 for the purchase of their Company common stock. The outstanding balance is due on demand and is unsecured. This receivable was subsequently paid in full during April 2008.

NOTE E– SUBSEQUENT EVENTS

 The unearned income of $ 20,253 was recognized as sales revenue of the company at January 2009.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F– GOING CONCERN

The Company is currently in the development stage and their activities consist solely of corporate formation, raising capital, and attempting to sell products to generate revenues.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations and carry out its business plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

NOTE G – INCOME TAXES

The Company has incurred net losses since inception. The Company has not reflected any benefit of such net operating loss carry forward in the accompanying financial statements.

The income tax benefit differed from the amount computed by applying the US federal income tax rate of 34% to net loss as a result of the following:

	2008		2007
Computed expected tax benefit	(34.00	) %	(34.00	) %
State income tax, net of federal benefit	(0.00)		(0.00)
Change in federal tax rate apportionment	19.00		19.00
Change in valuation allowance	15.00		15.00

Income tax benefit	-%		-%

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 2008 and December 31, 2007 is presented below:

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE G – INCOME TAXES (Continue)

Deferred Tax Assets:

	2008	2007
Organizational start-up costs	0.00	$5,126
Valuation allowance		(5,126)

Net deferred tax assets	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible.

Based upon the lack of historical taxable income and uncertain projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes that it is more likely than not that the Company will not realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the net deferred tax assets aggregating $5,126 as of December 31, 2007.

CIS WORLD, INC

(A Development Stage Enterprise)

Unaudited Financial Statements

AS OF JUNE 30, 2009 & 2008

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS

	June 30	December 31	December 31
	2009	2008	2007
ASSETS	Unaudited
Current assets:
Cash and cash equivalents	$82,975	$153,791	$-
Accounts receivable, net	-	-	-
Total Current Assets	$82,975	$153,791	$-

Other current assets:
Stock subscription receivable	-	-	20,000
Deposit	1,335	1,335	-
Loan to shareholder / officer	32,649	35,359	-
Prepaid expense	2,025	2,025	-
Prepaid payment to supplier	72,197	13,000	-
Total Other Current Assets	$108,206	$51,719	$20,000

TOTAL ASSETS	$191,181	$205,510	$20,000

LIABILITIES & EQUITY
Current liabilities:
Account payable	-	4,488	1,026
Total current liabilities	$-	$4,488	$1,026

Other current liabilities:
Loan from shareholders / officers	-	-	4,101
Unearned income	12,333	20,253	-
Total other current liabilities	$12,333	$20,253	$4,101

Total liabilities	$12,333	$24,741	$5,126

Stockholders' Equity:
Common stock, $0.001 par value;
200,000,000 shares authorized;
39,535,861 shares issued and outstanding.	$39,536	$39,536	$20,000
Paid-in capital	230,871	230,871	-
Deficit accumulated during the development stage	(91,484)	(89,563)	(5,126)
Accumulated other comprehensive loss	(75)	(75)	-

Total stockholders' equity	$178,848	$180,769	$14,874
TOTAL LIABILITIES & EQUITY	$191,181	$205,510	$20,000

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF LOSS

			Cumulative from
	Six Month Ended	Six Month Ended	November 9, 2007
	June 30	June 30	( Date of Inception)
	2009	2008	to June 30, 2009
	Unaudited	Unaudited	Unaudited
Revenues	$281,747	$63,989	$526,109
Cost of Goods Sold	271,702	63,449	506,665
Gross Profit	$10,045	$540	$19,444
Operating expenses:
Research and development	-	-	-

Selling, general and administrative expenses	11,972	54,499	110,996

Depreciation and amortization expenses	-	-	-

Total Operating Expenses	11,972	54,499	110,996

Operating Loss	$(1,927)	$(53,959)	$(91,552)
			-
Investment income, net	$6	$15	$68
Interest Expense, net	-	-	-
Loss before income taxes	(1,921)	(53,944)	(91,484)
Loss tax expense	-	-	-
Net loss	$(1,921)	$(53,944)	$(91,484)
			-
Net loss per common share- Basics	$(0.00)	$(0.00)	$(0.00)
Net loss per common share- Diluted	$(0.00)	$(0.00)	$(0.00)

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	-	(164)	(75)
Other comprehensive loss	$-	$(164)	$(75)
Comprehensive Loss	$(1,921)	$(54,108)	$(91,559)

CIS WORLD, INC
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS EQUITY
The Period November 9, 2007 ( Date of Inception)
through June 30, 2009 (unaudited)

				Deficit
				Accumulated	Accumulated
			Additional	During the	Other	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Income (Loss)	Equity

Issurance of common stocks
to shareholders @0.001 per
share on November 9, 2007	20,000,000	$20,000	$-	$-		$20,000

Net loss for the period
ended December 31, 2007				$(5,126)		$(5,126)

Balance, December 31, 2007	20,000,000	$20,000	$-	$(5,126)	$-	$14,874

Issurance of common stocks
to shareholders @0.01 per
share on January 31, 2008	4,460,000	$4,460	$40,140			$44,600

Issurance of common stocks
to shareholders @0.0137 per
share on March 31, 2008	611,598	$612	$7,767			$8,379

Issurance of common stocks
to shareholders @0.0137 per
share on April 30, 2008	14,266,263	$14,266	$181,182			$195,448

Issurance of common stocks
to Williams @0.01 per share
on June 30, 2008	198,000	$198	$1,782			$1,980

Adjustment for Exchange
rate changes					$(75)	$(75)

Net loss for the period
ended December 31, 2008				$(84,437)		$(84,437)

Balance, December 31, 2008	39,535,861	$39,536	$230,871	$(89,563)	$(75)	$180,769

Adjustment for Exchange
rate changes					$-	$-

Net loss for the period
ended June 30, 2009				$(1,921)		$(1,921)

Balance, June 30, 2009	39,535,861	$39,536	$230,871	$(91,484)	$(75)	$178,848

CIS WORLD, INC
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF CASH FLOWS

			Cumulative from
	Six Month Ended	Six Month Ended	November 9, 2007
	June 30	June 30	(date of Inception)
	2009	2008	to June 30, 2009
	Unaudited	Unaudited	Unaudited
Operating Activities:
Net loss	$(1,921)	$(53,944)	$87,642

Adjustments to reconcile net income to net cash provided
by operating activities:
Non-cash portion of share based legal fee expense	-	1,980	1,980
Account receivable	-	(4,846)	-
Deposit	-	(1,335)	(1,335)
Loan to shareholder / officer	2,710	(53,047)	(32,649)
Prepaid expense	-	-	(2,025)
Prepaid payment to supplier	(59,197)	-	(72,197)
Account payable	(4,488)	(1,026)	-
Unearned income	(7,920)	4,719	12,333
Loan from shareholders / officer	-	(4,100)	-
Net cash provided by operating activities	(70,816)	$(111,599)	$(6,251)

Investing Activities:
Net cash provided by investing activities	$-	$-	$-

Financing Activities:
Proceeds from issurance of common stock	-	268,427	268,427
Net cash provided by financing activities	$-	$268,427	$268,427

Effect of Exchange Rate on Cash	$-	$(164)	$(75)
Net increase (decrease) in cash and cash equivalents	$(70,816)	$156,664	$82,975
Cash and cash equivalents at beginning of the year	$153,791	$-	$-
Cash and cash equivalents at end of year	$82,975	$156,664	$82,975

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A- BUSINESS DESCRIPTION

CIS World, Inc. (the “Company”) incorporated under the laws of Nevada on November 9, 2007.  CIS World, Inc. has principle office at 375 N. Stephanie, Suite 1411, Henderson, NV 89014-8909.  CIS World, Inc. wholly owned branch located in the State of Illinois and has principle office at 70 W Madison ST, Suite 1400, Chicago IL 60602, and the contact number is (312)214-3138.  Besides USA branch, CIS World, Inc. also established one subsidiary in Hong Kong:

CIS World, Ltd, as the wholly owned subsidiary, is registered on December 14, 2007 In Hong Kong.  It is a subsidiary on behalf of CIS World, Inc. to conduct and operate the business of trading services, distribution, and marketing of the printer consumables parts in Asia, Europe, North and South America. The CIS World, Ltd is located at Flat C, 2F., Eastern Street, Sai Ying Pun, HongKong, and contact number is (0852)6052-2088.

The Company’s main business includes sourcing, distribution and marketing of Continue Ink Supply System and Refillable Cartridges in Asia, Europe, North and South America.

These parts are manufactured in China by Kang Zhi Xin Science and Technology (ShenZhen), Ltd. (“KZX”).  It was established in 2008 specializing in Continue Ink Supply System and Refillable Cartridges (“CISS”) in manufacturing, and located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China.  On December 10, 2008, CIS World, Ltd. signed a three years long-term exclusive distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen), Ltd. KZX gives CIS World, Ltd the exclusive right of import and sell its products in KZX’s trademark and brand name in Asia, Europe, North and South America.  KZX is a Chinese manufacturing company owned 39% by Ms. Cuixian Wu, the secretary of the Company.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

CIS WORLD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

At June 30, 2009 and for the six months then ended, the consolidated financial statements reflect the assets, revenues and expenditures of the Company on the accrued basis of accounting. And the consolidated financial statements of the Company include the accounts of CIS World, Inc and CIS World, Ltd. All significant intercompany balances and transactions have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and disclosures. Accordingly, actual results could differ from those estimates.

The Company has determined the United States dollars to be its functional currency for CIS World, Inc; Hong Kong dollar and US dollar to be its functional currency in CIS World, Ltd. Assets and liabilities were translated to U.S. dollars at the period-end exchange rate. Statement of operations amounts were translated to U.S. dollars using the first date of each month during the year. Gains and losses resulting from translating foreign currency financial statements are accumulated in other comprehensive income (loss), a separate component of shareholders’ equity.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2009, the company has cash and cash equivalents of $ 82,975.

Property, Plant, and Equipment Depreciation

Property, plant, and equipment are stated at cost.  Depreciation is being provided principally by straight line methods over the estimated useful lives of the assets.  As of June 30, 2009, there were no fixed assets in the Company’s balance sheets.

Stock-Based Compensation

The Company accounts for stock issued for services using the fair value method.  In accordance with Emerging Issues Task Force (“EITF”) 96-98, the measurement date of shares issued for services is the date at which the counterparty’s performance is complete.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continue)

Basics and Diluted Net Loss Per Common Share

The Company computes per share amounts in accordance with SFAS No. 128, “Earnings per Share”.  SFAS No. 128 requires presentation of basis and diluted EPS.  Basic EPS is computed by dividing the income (loss) available to Common Shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods.

As of June 30, 2009, the Company only issued one type of shares, i.e., common shares only.  There are no other types securities were issued.  Accordingly, the diluted and basics net loss per common share are the same.

Revenue Recognition

In accordance with the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” the Company recognizes revenue when it is realized or realizable and earned. The Company must meet all of the following four criteria under SAB 104 to recognize revenue:

•	Persuasive evidence of an arrangement exists
•	Delivery has occurred
•	The sales price is fixed or determinable
•	Collection is reasonably assured

For the six month period ended of 2009 and 2008, the Company recognized the total revenue of $ 281,747 and $ 63,989 respectively.

Cost of Good Sold

At the six month ended of 2009 and 2008, the Company incurred cost of good sold of $271,702 and $63,449 correspondingly.

Operating Expense

At the six month period ended of 2009 and 2008, there was a total of $ 11,972 and $ 54,499 operating expenses of the Company respectively.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continue

Prepaid Payment to Supplier

As of June 30, 2009, the company prepaid $ 72,197 to the product supplier and manufacturer for the increasing purchase orders.

Unearned Income

As of June 30, 2009, the Company has an unearned income of $ 12,333 for the processing customer orders.

NOTE C – RELATED PARTY TRANSACTIONS

Loans to Officer / Shareholder

As June 30 2009, there’s a amount of $ 32,649 due to the Company’s Executive officers and shareholders.

Common Shares Issued to Executive and Non-Executive Officers and Directors

As of June 30, 2009, total 20,508,545 shares were issued to officers and directors.  Please see the Table below for details:

Name	Title	Total Shares	Total Amount	% of Common Share
RUIXIA YUAN	CHAIRMAN	8,508,545	$14,967	21.52%
LI JUN WU	CEO	6,000,000	$6,000	15.18%
CUIXIAN WU	DIRECTOR	4,000,000	$4,000	10.12%
HONG HUI WEN	CFO	2,000,000	$2,000	5.06%
TOTAL		20,508,545	$26,967	51.87%

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – RELATED PARTY TRANSACTIONS (Continue)

Cost of Goods Sold

On December 10, 2008, CIS World, Ltd. signed a three years long-term exclusive distribution agreement with Kang Zhi Xin Science and Technology (ShenZhen), Ltd (“KZX”), an manufacturing company in China.  KZX gives CIS World, Ltd the exclusive right of import and sell its products in KZX’s trademark and brand name in Asia, Europe, North and South America.  KZX is owned 39% by Ms. Cuixian Wu, director and shareholder of 10.12% issued common shares for CIS World, Inc.  The two entities, CIS World, Inc., and Kang Zhi Xin Science and Technology (ShenZhen), Ltd, , are under common control according to EITF 02-5.

The products the Company will sell are manufactured in China by Kang Zhi Xin Science and Technology (ShenZhen), Ltd, (“KZX”). It was established in 2008 specializing in Continue Ink Supply System and Refillable Cartridges (“CISS”) in manufacturing, and located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, ShenZhen City, Guangdong Province, PR China.

The management of CIS World, Inc. believes that the purchase price for the parts from KZX will be market price. CIS World, Inc. and KZX are two totally separated entities, i.e., CIS World, Inc. is a USA corporation and will fully comply with USA regulations and USA general accepted accounting principles; KZX is a Chinese company and it will comply with Chinese legal systems. KZX, as a Chinese local manufacturer, will record their manufacturing costs and inventories based on the Chinese accounting regulations rulings. But, when CIS World, Inc. purchases the parts from KZX, CIS World will record the actual costs paid to KZX as the costs for inventory of CIS World, Inc. There is no any relationship for KZX’s manufacturing historic costs with CIS World’s inventory value. Specifically, CIS’s inventory value is equal to the purchase price or actual cost of the parts purchased from KZX, and the purchase price of the parts will be fair market price. CIS World, Inc. will adopt the first-in and first-out inventory system according to generally accepted accounting principles in USA.

At the six month ended of 2009 and 2008, the Company incurred cost of good sold of $271,702 and $63,449 correspondingly.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE D – SHAREHOLDERS’ EQUITY

Common Stock

Under the Company’s Articles of Incorporation dated November 9, 2007, the Company is authorized to issue 200,000,000 shares of capital stock with a par value of $0.001.

NOTE D – SHAREHOLDERS’ EQUITY (Continue)

On November 9, 2007, the Company was incorporated in the State of Nevada.

On November 9, 2007, the Company issued 20,000,000 shares of common stock to the four founders of the Company, Ruixia Ruan, Lijun Wu, Cuixian Wu and Honghui Wen at $0.001 per share or $ 20,000 for initial capital (stock subscription receivable).

On January 31, 2008, total 4,460,000 shares were issued at price of $0.01 per share to 17 shareholders for $ 44,600.

On March 31, 2008, additional 611,598 common shares were issued to 2 shareholders and sold at price of $0.0137 per share.  The proceeds of $ 8,379 were received.

On April 30, 2008, one of the Company founder and Chairman Ruixia Ruan purchased additional 508,545 common shares at $ 0.0137 per share, and the amount of $ 6,967 was received. Also, additional 13,757,718 common shares at $ 0.0137 per share were issued to 40 shareholders for total proceeds of $ 188,481.

On June 30, 2008, 198,000 common shares were issued to Williams Law Group at $ 0.01 per share for the legal service value of $ 1,980.

Therefore, as of June 30, 2009, there was total share of 39,535,861 shares outstanding.

NOTE E– SUBSEQUENT EVENTS

The unearned income of $ 12,333 was recognized as sales revenue at July 2009.

The company leases an office in Chicago Loop, 70 W Madison St., Suite 1400, Chicago IL 60602. The lease term is from October 1, 2009 through September 30, 2010 and requires a $179 monthly lease payment.

CIS WORLD, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE F– GOING CONCERN

The Company is currently in the development stage and their activities consist solely of corporate formation, raising capital, and attempting to sell products to generate revenues.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations and carry out its business plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

PROSPECTUS
CIS WORLD, INC.
Dated _____________, 2010

Selling shareholders are offering up to 9,513,658 shares of common stock.  The selling shareholders will offer their shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OFFICERS AND DIRECTORS

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for the payment of dividends in violation of Nevada law.  Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company.  The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (2) resolution adopted by a majority of a quorum of our disinterested directors; (3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (5) Order of any Court having jurisdiction over the Company.  Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$25
Legal Fees and Expenses	50,000
Accounting Fees and Expenses*	50,000

Total*	$100,025

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On November 9, 2007, the Company issued 20,000,000 shares of common stock to the four founders of the Company, Ruixia Ruan, Lijun Wu, Cuixian Wu and Honghui Wen at $0.001 per share or $ 20,000 for initial capital (stock subscription receivable).

On January 31, 2008, total 4,460,000 shares were issued at price of $0.01 per share to 17 non U.S. shareholders for $44,600.

On March 31, 2008, additional 611,598 common shares were issued to 2 non U.S. shareholders and sold at price of $0.0137 per share.  The proceeds of $ 8,379 were received.

On April 30, 2008, one of the Company founder and Chairman Ruixia Ruan purchased additional 508,545 common shares at $ 0.0137 per share, and the amount of $ 6,967 was received. Also, additional 13,757,718 common shares at $ 0.0137 per share were issued to 40 non U.S. shareholders for total proceeds of $ 188,481.

On June 30, 2008, 198,000 common shares were issued to Williams Law Group at $ 0.01 per share for the legal service value of $ 1,980.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions.
•	Restrictive legends were and will be placed on all certificates issued as described above.
•	The distribution did not involve general solicitation or advertising.
•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 3
1	Articles of Incorporation of CIS World, Inc.
2	Bylaws of CIS World, Inc.
3	Organizational Documents of CIS WORLD (HK) LTD

Item 4

1	Form of common stock Certificate of CIS World, Inc.(1)

Item 5

1	Legal Opinion of Williams Law Group, P.A.

Item 10

1	Agreement with Kangzhixin Technology (Shenzhen) Co., Ltd.

Item 21

One subsidiary:  CIS World Technologies (Beijing) Co., Limited,

Item 23

1	Consent of Enterprise CPAs, Ltd.
2	Consent of Williams Law Group, P.A. (included in Exhibit 5.1)

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required bysection 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant toRule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Beijing China on November 12, 2009.

CIS World, Inc.

Title	Name	Date	Signature
Chairman	Rui Xia Yuan	November 12, 2009	/s/ Rui Xia Yuan

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Rui Xia Yuan	Rui Xia Yuan	Chairman, Director	November 12, 2009
/s/ Honghui Wen	Honghui Wen	CFO, Director	November 12, 2009
/s/ Lijun Wu	Lijun Wu	President, CEO, Director	November 12, 2009
/s/ Cuixian Wu	Cuixian Wu	Secretary, Director	November 12, 2009